Exhibit 4.12

ASHFORD
HOSPITALITY TRUST

Subscription Agreement

We, Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), are selling up to a maximum of 12,000,000 shares in connection with this offering (the "Offering"). Each share of Series L Redeemable Preferred Stock and Series M Redeemable Preferred Stock (collectively, the "Shares") will be sold at a public offering price of $25.00 per Share and will not be certificated. We are also offering up to 4,000,000 shares of Series L Preferred Stock or Series M Preferred Stock pursuant to a dividend reinvestment plan.

This subscription agreement (the "Subscription Agreement") is to be completed by the individual at the broker-dealer who will be signing the Subscription Agreement. Please complete all applicable sections in their entirety.

The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount and Shares set forth below.

1. INVESTMENT

Share Selection *(select only one)* ☐ **Series L Preferred Stock** ☐ **Series M Preferred Stock**

Number of Share Purchased *(minimum initial purchase of at least $5,000)* ________________

Purchase Price Per Share *(no fractional shares will be issued)* $ ________________

Aggregate Purchase Amount $ ________________

☐ Check here if additional purchase and provide the investor information in Section 4

Account # *(if applicable)* ________________

☐ Check here if you qualify for the Company's "friends and family" program as described in the Prospectus and any supplements thereto.

2. OWNERSHIP *(select only one)*

☐ Individual

☐ Transfer on Death
ADDITIONAL REQUIRED DOCUMENTATION:
Transfer on Death form

☐ Joint Tenants with Right of Survivorship

☐ Transfer on Death
ADDITIONAL REQUIRED DOCUMENTATION:
Transfer on Death form

☐ Community Property ☐ Tenants in Common

☐ Trust
ADDITIONAL REQUIRED DOCUMENTATION:
Trustee Certification of Investment Powers form

☐ Estate
ADDITIONAL REQUIRED DOCUMENTATION:
Documents evidencing individuals authorized to act on behalf of the estate

☐ UGMA: State of ________________

☐ UTMA: State of ________________

☐ Corporation ☐ C Corp ☐ S Corp
ADDITIONAL REQUIRED DOCUMENTATION:
Articles of Incorporation or Corporate Resolution

☐ Limited Liability Company

ADDITIONAL REQUIRED DOCUMENTATION:
LLC Operating Agreement or Resolution

☐ Partnership
ADDITIONAL REQUIRED DOCUMENTATION:
Partnership Certification of Powers or Certificate of Limited Partnership

☐ Non-Profit Organization
ADDITIONAL REQUIRED DOCUMENTATION:
Formation document or other document evidencing authorized signers

☐ Profit Sharing Plan ☐ KEOGH Plan
ADDITIONAL REQUIRED DOCUMENTATION:
Pages of plan document that list plan name, date, trustee name(s) and signatures

☐ Defined Benefit Plan

☐ Other *(please specify)* ________________

QUALIFIED PLAN ACCOUNT

☐ Traditional IRA ☐ SEP IRA

☐ Rollover IRA ☐ Roth IRA

☐ SIMPLE IRA

☐ Inherited/Beneficial IRA

For Inherited IRA indicate Decedent's name

____

☐ Other *(please specify)* ________________

For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292

1

Subscription Agreement For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292 2 4. INVESTOR INFORMATION (please print name(s) in which Shares are to be registered) A. INDIVIDUAL OWNER/BENEFICIAL OWNER/TRUSTEE B. JOINT OWNER/BENEFICIAL OWNER/TRUSTEE C. TRUST/CORPORATION/PARTNERSHIP/OTHER (Trustee(s)/Authorized Person(s) information must be provided in Sections 4A and 4B) Custodian Tax ID # _ _ Name of Custodian Custodian Account # _ Custodian Phone # Mailing Address_ (street) (city/state) (zip) Custodian Authorization: Name Date of Birth (first, middle, last) (mm/dd/yyyy) Tax ID or SS# _ _ If non-U.S. Citizen, specify country of Citizenship Street Address (you must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city/state) (zip) Mailing Address (leave blank if your U.S. street address and mailing address are the same) Daytime Phone # _ Email address _ Name Date of Birth (first, middle, last) (mm/dd/yyyy) Tax ID or SS# _ If non-U.S. Citizen, specify country of Citizenship Street Address (you must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city/state) (zip) Mailing Address (leave blank if your U.S. street address and mailing address are the same) Daytime Phone # _ Email address Entity Name/Title of Trust _ Date of formation _ Tax ID # _ (mm/dd/yyyy) 3. CUSTODIAN ARRANGEMENT (if applicable)

Subscription Agreement For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292 3 COMPLETE THIS SECTION TO ELECT HOW TO RECEIVE YOUR DIVIDEND DISTRIBUTIONS. If this section is not completed, the Company will default to sending the investor’s cash distributions out by check to his or her address of record provided in Section 4 or to the custodian indicated in Section 3, as applicable. PLEASE SELECT ONE OF THE FOLLOWING OPTIONS/PAYMENT METHODS Dividend Reinvestment Plan (“DRP”) I (We) choose to have distributions reinvested under the Series L or Series M DRP The Company requests each investor who elects to have his or her distributions reinvested pursuant to the Company’s DRP to notify the Company and the broker-dealer and financial institution named in this Subscription Agreement in writing at any time the investor no longer meets the suitability standards as outlined in the Prospectus and any supplements thereto. Payment by check or electronic deposit I (We) choose NOT to participate in the DRP, and instead choose to have distributions paid using the payment method selected below. If no payment method is selected, the Company will mail a check to the address or custodian of record. Mail Check to the address of record. For custodial accounts, funds will be sent to custodian of record. Mail Check to the following third party: Name of Financial Institution FBO Account # _ Mailing Address_ (street) (city/state) (zip) I (We) choose to have distributions deposited in a checking, savings or brokerage account I (We) authorize Ashford Hospitality Trust, Inc. or its agent to deposit my distribution/dividend to my brokerage checking or savings account. This authority will remain in force until I notify Ashford Hospitality Trust, Inc. in writing to cancel. If Ashford Hospitality Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Name of Financial Institution Account Type Checking Account Savings Account Brokerage Account ABA/Routing # Account # _ 5. DISTRIBUTIONS (select only one)

Subscription Agreement For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292 4 Substitute Internal Revenue Service (“IRS”) Form W-9 Certification I (We) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. I hereby certify, under penalty of perjury, that (i) the taxpayer identification number shown on the subscription is correct; (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien); and (iv) the entity is exempt from FATCA reporting (if applicable). Certification instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature Date Co-Owner Signature Date Ashford Hospitality Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Ashford Hospitality Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please carefully read and separately initial each of the representations below (a)-(d). The undersigned hereby confirms this agreement to purchase the Shares on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: All Items in this Section Must be Read and Initialed Owner Co-Owner (a) I (We) have received and read the Prospectus (which incorporates by reference various SEC-filed documents) wherein the terms and risks of the offering are described. (b) I am (We are) purchasing Shares for my (our) own account. (c) I am (We are) in compliance with the USA PATRIOT Act and not on any governmental authority watch list. (d) I (We) acknowledge that the Shares, the Series L or Series M Redeemable Preferred Stock, are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares. We have the right to accept or reject this subscription in whole or in part. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one person. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws. By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law. Go Paperless! Receive your statements, tax information and proxy materials electronically. Once your account has been established go to www.computershare.com/investor to sign up for electronic communications. Once you have created and signed into your account on Investor Center, click on Update Your Profile and then Communication Preferences. 6. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

Subscription Agreement For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292 5 Financial Representative Signature Date Principal Signature (if applicable) Date The undersigned confirm(s) on behalf of the broker-dealer, financial institution or Registered Investment Advisor (collectively, the “Firm”) that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale, or exempt from registration, in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests or those of the Firm ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Firm have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest, including providing Form CRS to the investor, in relation to the proposed purchase of Shares. The undersigned financial representative further represents and certifies that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. Broker-Dealer or RIA Firm Name _ Financial Representative Name Mailing Address (street) (city/state) (zip) Email Address Business Phone # _ _ Fax # _ Broker-Dealer CRD # _ Branch # _ Advisor CRD # _ Check this box to indicate that the subscription is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, and if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission. 7. FINANCIAL REPRESENTATIVE (all fields must be completed)

Subscription Agreement For help completing this form, please call Ashford Securities Investor Services at (888) 490-4292 6 BY MAIL (CHECKS SHOULD BE MADE PAYABLE TO [●] Note: cash, cashier’s checks, official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted BY WIRE TRANSFER [●] FOR CUSTODIAN ACCOUNTS: Forward Subscription Agreement to the Custodian 8. INVESTMENT INSTRUCTIONS